Exhibit 10(b)(2)

As Amended by Amendment No. 1 dated July 12, 2007

2004 E-LTIP—Option, Restricted Stock Units & OSRs

EXECUTIVE LONG-TERM INCENTIVE PROGRAM AGREEMENT

PURSUANT TO

THE XEROX CORPORATION

1991 LONG-TERM INCENTIVE PLAN

AGREEMENT, of Xerox Corporation, a New York corporation (hereinafter referred to as the “Company”) in favor of the employee of the Company or one of its Subsidiaries (as hereinafter defined) whose name is set forth on the Award Summary (“Award Summary”) attached hereto (hereinafter referred to as the “Employee”) selected by the Compensation Committee (hereinafter the “Committee”) in accordance with the Company’s 1991 Long-Term Incentive Plan as amended (hereinafter referred to as the “Plan”).

The Award Summary contains the details of awards covered by this Agreement and is incorporated herein in its entirety.

Terms used herein which are defined in the Plan or this Agreement shall have the meanings assigned to them in the Plan or this Agreement, respectively.

In accordance with the provisions of the Plan, the Committee has authorized the execution and delivery of this Agreement.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration the Company hereby agrees as follows:

1. Award of Option and Restricted Stock Units. Subject to the terms and conditions of the Plan and this Agreement, the Company has awarded to the Employee as of the date indicated in the Award Summary on the terms and conditions herein set forth (the “Award”):

(a) options to purchase the number of shares shown on the Award Summary (such number being subject to adjustment, as provided in the Plan) of the Common Stock, par value $1.00 per share, of the Company (the “Common Stock”) (the “Option”);

(b) the number of Restricted Stock Units shown on the Award Summary (“RSUs”); and

(c) option surrender rights (the “Option Surrender Rights”) as shown on the Award Summary.

TERMS OF THE OPTIONS

2. Option Purchase Price. The purchase price of the shares of Common Stock covered by the Option shall be as set forth on the Award Summary, which is not less than 100% of the Fair Market Value on the effective date of the Award. The Option is a non-statutory option not intended to qualify as an incentive stock option.

3. Waiting Period and Exercise Dates of Option. Except as provided in Paragraph 14 hereof the Option may not be exercised at any time unless the Employee shall then be an Employee of the Company or a Subsidiary thereof. After the expiration of the Waiting Period indicated on the Award Summary (“Waiting Period”) the shares optioned to Employee may be purchased as indicated on the Exercise Dates set forth on the Award Summary.

To the extent the Option is not exercised by Employee when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable at any time thereafter; provided, however, that the Option is not exercisable after the period expiring on the date indicated on the Award Summary, which period is referred to herein as the “Exercise Period”. Partial exercise of the Option will be permitted from time to time provided that no partial exercise may be for less than 20 full shares of Common Stock or its equivalent or the total number of shares remaining unexercised hereunder, whichever is less.

Upon the occurrence of an event constituting a Change in Control (as that term is defined in the Plan) pursuant to which Option Surrender Rights become payable, the Option outstanding hereunder to the extent shares under such Option are used in calculating a payment in connection with the related Option Surrender Rights (as provided herein under “Terms of the Option Surrender Rights”) shall be cancelled.

4. Method of Exercising Option. The Option may be exercised from time to time through a website provided for such purpose or a voice response unit so provided by the Company or its duly authorized agent in the manner herein described or as otherwise determined to be acceptable by the Company The person exercising the Option shall state the election to exercise and the number of shares with respect to which the Option is being exercised. The person exercising the Option must issue a check payable to the authorized agent for payment of the full purchase price. The authorized agent shall advise the person exercising the Option of the amount of withholding tax (including FICA) which must be paid under U.S. Federal and where applicable, state and local law resulting from such exercise. Upon receipt of payment of the purchase price and the withholding tax the authorized agent shall, without transfer or issue tax to the person exercising the Option, issue a certificate or certificates for the number of shares covered by such notice of exercise.

In the event that the Option is being exercised through the Company’s cashless exercise program, if applicable, there shall be no requirement for the Employee to deliver a check in payment of the purchase price or for the withholding tax, all of which shall be effectuated between the Company and its then acting agent appointed to administer the cashless exercise program.

5. Ownership Guidelines. Guidelines pertaining to the Employee’s required ownership of Common Stock shall be determined by the Committee in its sole discretion at or before the making of the Award as communicated to Employee in writing at the time this Agreement is delivered to Employee.

6. Holding Requirements. The Employee must retain fifty percent (50%) of the shares of Common Stock acquired from the exercise of an Option (net of purchase price, withholding tax and exercise fees) until ownership guidelines are met under Paragraph 5 hereof. Such shares shall be held in the Employee’s Salomon Smith Barney account or at another account acceptable to the Company.

Once such ownership guidelines are met, Employee (including terminated and retired) must retain fifty percent (50%) of the shares so acquired for one year following the exercise of the Option.

If employment terminates due to the death of the Employee, such holding requirements shall cease at the date of death. If the Employee terminates for any other reason, the holding requirement will be applicable for up to a one year period following termination.

TERMS OF THE RESTRICTED STOCK UNITS

7. Waiting Period and Entitlement to Shares. Upon the lapse of the Waiting Period indicated on the Award Summary in connection with the RSUs, on the Vesting Date set forth in the Award Summary (“Vesting Date”) the Company shall, without transfer or issue tax to the person entitled to receive the shares, deliver to such person a certificate or certificates for a number of shares of Common Stock equal to the number of RSUs as to which a Waiting Period has lapsed (subject to reduction for payment of withholding taxes as described below.) The number of shares to be issued to Employee shall be reduced by the amount of withholding taxes which must be paid under U. S. Federal and, where applicable, state and local law at the time of each distribution. No fractional shares shall be issued. Instead, the Company shall apply the equivalent of any fractional share amount to Federal, and where applicable, state and local, withholding taxes.

Notwithstanding anything herein to the contrary, an Employee may irrevocably elect, on or before the last business day in June following the date of the grant, to defer receipt of Common Stock, in such manner as shall be determined by the Committee in its sole discretion at or before the making of the Award as communicated to Employee in writing at the time this Agreement is delivered to Employee. If such deferral is elected, the right to receive the Common Stock pursuant to the grant shall be one year following the date of termination of employment or retirement, the date of death, or any other deferral date that may be elected under the terms communicated to the Employee in writing in the manner described above (the “Deferral Date”), provided that such Deferral Date does not occur prior to the Vesting Date (except in the case of Employee’s death in which case, on the date of death, regardless of the Vesting Date, the Common Stock pursuant to the grant shall be delivered to the Employee’s personal representatives, heirs or legatees). If any taxes must be withheld at the Vesting Date, the payment of such withholding taxes will be settled in a manner acceptable to the Company.

8. Dividend Equivalents. The Employee shall be entitled to receive from the Company cash payments at the same time and in the same amounts, that the holder of record of a number of shares of Common Stock equal to the number of RSUs covered by this Agreement would be entitled to receive as dividends on such Common Stock. Such right to cash payment on an RSU covered hereby shall apply to all dividends the record date for which occurs at any time during the period commencing on the date hereof and ending on the date that the Employee becomes a shareholder of record with respect to such unit as a result of (i) the lapse of a Waiting Period or on the Deferral Date as provided under Paragraph 7, or (ii) the date this RSU otherwise terminates, whichever occurs first. Payments under this Paragraph shall be net of any required U.S. Federal, state or local withholding taxes.

9. Ownership Guidelines. Guidelines pertaining to the Employee’s required ownership of Common Stock shall be determined by the Committee in its sole discretion at or before the making of the Award as communicated to Employee in writing at the time this Agreement is delivered to Employee.

10. Holding Requirements. The Employee must retain fifty percent (50%) of the net shares of Common Stock acquired in connection with the RSUs (net of withholding tax and exercise fees) until ownership guidelines are met under Paragraph 9 hereof. Such shares shall be held in the Employee’s Salomon Smith Barney account or at another account acceptable to the Company.

Once such ownership guidelines are met, Employee must retain fifty percent (50%) of the shares so acquired for one year following the receipt of Common Stock in connection with the RSUs.

If employment terminates due to the death of the Employee, such holding requirements shall cease at the date of death.

TERMS OF THE OPTION SURRENDER RIGHTS

11. Value of Option Surrender Rights. In the event of the occurrence of an event constituting a Change in Control (as defined in the Plan), to the extent that the CIC Price (as defined in the Plan) exceeds the exercise price of the related Option, the Employee shall receive cash, in lieu of exercise of the Option, determined by multiplying the excess of the CIC Price over the option price of each unexercised share under the Option and aggregating the results. Upon such payment, such rights and the number of shares under the Option to the extent used in calculating such payment shall be canceled.

Each share subject to the Option shall be used only once to calculate the amount to be received pursuant to a payment of the Option Surrender Rights.

Upon the grant of stock appreciation rights to the Employee with respect to the same shares subject to the Option, the Option Surrender Rights shall be cancelled automatically.

12. Rights of a Shareholder. The Employee shall have no rights as a shareholder with respect to any shares of Common Stock covered by the Option awarded pursuant to this Agreement until the date of issuance of a stock certificate registered in the name of the Employee for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

13. Non-Assignability. This Agreement and any rights hereunder shall not be assignable or transferable by Employee except by will or by the laws of descent and distribution except pursuant to a domestic relations order entered by a court of competent jurisdiction. During the lifetime of the Employee the Option and the Option Surrender Rights may be exercised only by him.

14.	Effect of Termination of Employment or Death

(a) Effect on Option. In the event that the Employee

(i) ceases to be an employee of the Company or of any Subsidiary of the Company for any reason, other than death or retirement under applicable Company policies (“Retirement”) or terminated for Cause (as hereinafter defined), the Option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire unless exercised within a period of three months from the date on which Employee ceased to be an employee. To the extent that the Option is not exercisable as of the date on which Employee ceases to be an employee, the Option shall terminate and be null and void;

(ii) dies during such three-month period, the Option shall be exercisable by his or her personal representatives, heirs or legatees to the same extent and during the same period that Employee could have exercised the Option if he or she had not died;

(iii) dies while an employee of the Company or any Subsidiary of the Company, the Option (which if not otherwise exercisable shall become exercisable), awarded to the deceased Employee shall be exercisable by his or her personal representatives, heirs or legatees, at any time prior to the expiration of 12 months from the date of the death of the Employee;

(iv) retires from the Company or any Subsidiary of the Company, the Option to the extent otherwise exercisable on the date of Retirement shall continue to be exercisable following the commencement of Retirement to the same extent as though such retiree had continued in the employ of the Company or any Subsidiary of the Company and the Option to the extent not exercisable on the date of Retirement shall be cancelled;

(v) dies after Retirement, the Option shall continue be exercisable by his or her personal representatives, heirs or legatees at any time prior to the expiration of twelve months from the date of the death of the Employee to the same extent as such retiree could have exercised the Option pursuant to the foregoing subparagraph (iv) if he or she had not died;

(vi) ceases to be an employee of the Company or of any Subsidiary of the Company for any reason, other than death or Retirement, prior to the lapse of the Waiting Period his or her Option shall terminate and be null and void.

(vii) ceases to be an employee of the Company or of any Subsidiary of the Company due to termination for Cause, the Option, whether vested or not, shall terminate and be null and void.

Under no circumstances may the Option be exercised after the expiration of the Exercise Period.

(b) Effect on RSUs. In the event that the Employee

(i) ceases to be an Employee of the Company for any reason other than death (including Retirement), and the RSUs have not vested in accordance with Paragraph 7, the RSUs shall be cancelled on the date of termination of employment. In the event of any such cessation of employment after the RSUs have become vested in accordance with Paragraph 7, the full number of the certificates for shares to the extent not already delivered shall be delivered as soon as practicable following the later of the date of termination of employment or the Deferral Date if an election to defer has been timely made in accordance with Paragraph 7;

(ii) ceases to be an employee of the Company or any Subsidiary of the Company by reason of death, the RSUs vest on the date of death and the certificates for shares shall be delivered in accordance with Paragraph 7 to the personal representatives, heirs or legatees of the deceased employee; and

(iii) ceases to be an employee of the Company or any Subsidiary due to termination for Cause, the RSUs shall be cancelled.

(c) Cause. “Cause” means (i) a violation of any of the rules, policies, procedures or guidelines of the Company, including but not limited to the Company’s Business Ethics Policy and the Proprietary Information and Conflict of Interest Agreement; (ii) any conduct which qualifies for “immediate discharge” under the Company’s Human Resource Policies as in effect from time to time; (iii) rendering services to a firm which engages, or engaging directly or indirectly, in any business that is competitive with the Company or represents a conflict of interest with the interests of the Company; (iv) conviction of, or entering a guilty plea with respect to a crime whether or not connected with the Company; or (v) any other conduct determined to be injurious, detrimental or prejudicial to any interest of the Company.

(d) Cessation of active employment due to commencement of long-term disability under the Company’s long-term disability plan shall not be deemed to constitute a termination of employment for purposes of this Agreement and during the continuance of such long-term disability the Employee shall be deemed to continue active employment with the Company.

15. Interpretation of the Agreement. The Committee shall have the authority to interpret the Plan and this Agreement and to take whatever administrative actions, including correction of administrative errors in the awards subject to this Agreement and in this Agreement, as the Committee in its sole good faith judgment shall be determined to be advisable. All decisions, interpretations and administrative actions made by the Committee hereunder or under the Plan shall be binding and conclusive on the Company and the Employee. In the event there is inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern.

16. Governing Law. The validity, construction and effect of this Agreement and any actions taken under or relating to this Agreement shall be determined in accordance with the laws of the state of New York and applicable Federal law.

17. Successor and Assigns. This Agreement shall bind and inure to the benefit of the Company and the Employee and the successors and assigns of the Company and to the extent provided in Paragraph 14 to the personal representatives, legatees and heirs of the Employee.

18. Amendment of This Agreement. With the consent of the Employee, the Committee may amend this Agreement in a manner not inconsistent with the Plan.

19. Subsidiary. As used herein the term “Subsidiary” shall mean any present or future corporation which would be a “Subsidiary corporation” of the Company as the term is defined in Section 424 of the Internal Revenue Code of 1986 on the date of the Award.

20. Separability. In case any provision in this Agreement, or in any other instrument referred to herein, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions in this Agreement, or in any other instrument referred to herein, shall not in any way be affected or impaired thereby.

21. Notices. Notices hereunder shall be in writing and, if to the Company shall be mailed to the Company at P.O. Box 1600, MS 22B, Stamford, Connecticut 06904, addressed to the attention of Executive Compensation Administrator; and, if to the Employee, shall be delivered personally or mailed to the Employee at his or her address as the same appears on the records of the Company.

22. Integration of Terms. Except as otherwise provided in this Agreement, this Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes any and all oral statements and prior writings with respect thereto.

23. General Restrictions. If at any time the Committee in its sole discretion, shall determine that the listing, registration or qualification of any shares subject to this Agreement upon any securities exchange or under any state or Federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the awarding of the Option or RSUs or the issue or purchase of shares hereunder, the Option may not be exercised or certificates for shares issued in respect of RSUs in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee as the case may be and any delay caused thereby shall in no way affect the date of termination of the Option or RSUs.